Exhibit (10)(ii)
Execution Document
Dorminey Assumption
RENASANT CORPORATION
ASSUMPTION AGREEMENT
(O. Leonard Dorminey)

THIS ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into by and between Renasant Corporation, a corporation organized and existing under the laws of the state of Mississippi (the “Company”) and Renasant Bank, a financial institution with its principal place of business in Tupelo, Mississippi (the “Bank”), and O. Leonard Dorminey (“Executive”), to be effective as of the consummation of the transactions contemplated under that certain Agreement and Plan of Merger by and among the Company, Renasant Bank, Heritage Financial Group, Inc., (“Heritage”) and HeritageBank of the South (“HeritageBank”), dated as of December 10, 2014 (the “Merger Agreement”; the date on which the consummation of such transactions occurs, the “Closing Date”).

1.    Recitals: This Agreement is made in consideration of the following:

a.    Pursuant to the Merger Agreement, Heritage will be merged with and into the Company, and HeritageBank of the South will be merged with and into the Bank, with the Company and the Bank as the sole surviving entities.

b.    Executive is a party to that certain Executive Employment Agreement with Heritage, executed as of December 10, 2014 (the “Existing Employment Agreement”), which agreement is intended to be binding upon and inure to the benefit of any successor or assignee of Heritage.

c.    The Bank now intends to assume the Existing Employment Agreement, subject to the terms and conditions set forth herein.

2.    Effectiveness: This Agreement shall be effective as of the Closing Date; in the event the Closing Date does not occur as contemplated under the Merger Agreement, this Agreement shall be deemed void and of no effect.

3.    Assumption: The Bank shall assume the Existing Employment Agreement as of the Closing Date and shall administer such agreement in accordance with its terms, which shall be deemed incorporated herein by this reference, including those provisions requiring the arbitration of disputes thereunder; provided that such agreement shall be deemed amended as set forth below:

a.    Notwithstanding any provision of the Existing Employment Agreement to the contrary, Executive’s title shall be Regional President; Executive shall report to the Chief Executive Officer of the Bank.

b.    In lieu of the annual incentive bonus described in Section 3.2 of the Existing Employment Agreement, Executive shall participate in, and the term “Incentive Bonus” shall mean, the bonus payable pursuant to the Performance Based Reward Plan maintained by the Bank, as well as any and all other similar arrangements maintained by the Company or the Bank, on terms and conditions substantially similar to similarly situated officers of the Bank or the Company.

c.    Notwithstanding any provision of the Existing Employment Agreement to the contrary, Executive shall be provided a monthly car allowance in the amount of $1,000, as Executive’s exclusive form of transportation benefit, other than the reimbursement of mileage under the Bank’s standard business expense reimbursement policies and practices.

d.    In lieu of those covenants set forth in Section 5 of the Existing Employment Agreement, Executive shall execute and be bound by those covenants and agreements set forth in the Business Protection Agreement attached hereto as Exhibit A.

e.     Notwithstanding Section 3.3 of the Existing Employment Agreement to the contrary, Executive shall not be eligible to participate in any severance plan applicable to officers or employees of the Company and the Bank.

f.    Any notice to the attention of the Company shall be made to Renasant Bank, 209 Troy Street, Tupelo, MS 38804, Attention Chief Executive Officer.

g.    The Incentive Bonus payable to Executive under Section 4.2c of the Existing Employment Agreement, as assumed hereunder, shall be an amount not less than 40% of Executive’s Base Compensation (as defined therein), determined as of the Closing Date.

4.    Inducement Award: As an inducement to Executive’s employment hereunder, as of the first business day following the Closing Date, the Company shall award to Executive 35,000 shares of the Company’s $5.00 par value per share common stock attached hereto as Exhibit B and provided that Executive is in good standing and has commenced his employment with Renasant Bank as of such date. Executive acknowledges that such award is in lieu of, and not in addition to, any award of equity compensation under the Company’s 2010 Long-Term Incentive Compensation Plan, as the same may be amended, restated or replaced from time to time.

5.    Change in Control Agreement: In further consideration of Executive’s services to be performed for the benefit of the Company and the Bank, as of the Closing Date, the Company and Executive shall enter into a “Change in Control Agreement” attached hereto as Exhibit C.

6.    Executive’s Waiver: Executive agrees that neither he nor his heirs, assigns or beneficiaries shall possess any right, claim or entitlement to any compensation, benefit or other payment, under the Existing Employment Agreement, or that certain superseded Executive Employment Agreement by and between Executive and Heritage and HeritageBank initially effective as of March 16, 2005, as amended, solely on account of the consummation of the transactions contemplated under the Merger Agreement, including the assumption of the Existing Employment Agreement as provided herein. Executive further agrees that nothing contained herein shall be deemed to constitute “Good Reason” as defined in the Existing Employment Agreement. This waiver is not intended to, and does not, waive any rights, compensation or benefits to which he Executive is entitled, or may become entitled, under the Existing Employment Agreement, including, without limitation, rights under Section 6.2 of the Existing Employment Agreement, under the Merger Agreement or under any other plan, program or agreement, except as expressly provided herein.

7.    Executive’s Inducement: As an inducement to enter into this Agreement, Executive agrees that if his benefits accrued under the tax-qualified defined benefit plan initially established and maintained by Heritage or HeritageBank are subject to distribution during the 24-month period following the Closing Date on account of the termination of such plan, he shall use his best efforts to request distribution in the form of an immediate single-sum payment, to the extent such form of payment is offered in connection with such termination.

8.    Entire Agreement; Amendment: This Agreement and the other documents referred to herein contain the entire understanding of the parties hereto with respect to the subject matter contained herein. Such agreements and documents shall supersede all prior agreements and understandings between the parties with respect to such subject matter and shall supersede all previous negotiations, commitments and writings. The parties may not amend, modify or supplement this Agreement, including the Exhibits referenced herein, except in a writing signed by all parties hereto.

9.    Execution: This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Facsimile or “PDF” transmissions of any executed original document and/or retransmission of any executed facsimile or “PDF” transmission shall be deemed to be the same as the delivery of an executed original.

THIS ASSUMPTION AGREEMENT has been executed as provided below to be effective as set forth herein.

Renasant Bank:                     Executive:

By:     /s/ E. Robin McGraw                    /s/ Leonard Dorminey
Its: Chief Executive Officer                O. Leonard Dorminey
Date: June 26, 2015                    Date: June 26, 2015

Renasant Corporation, for the limited purposes
set forth herein:

By:     /s/ E. Robin McGraw
Its: Chief Executive Officer
Date: June 26, 2015

PD.13699385.4

Exhibit A                                                 Execution Document
Dorminey Assumption

RENASANT CORPORATION
BUSINESS PROTECTION AGREEMENT

THIS BUSINESS PROTECTION AGREEMENT (the “Agreement”) is made and entered into by Renasant Corporation (the “Company”) and O. Leonard Dorminey (“Executive”). As used herein, the term “Company” shall be deemed to include the Company, Renasant Bank and any one or more subsidiaries or other entities with respect to which the Company owns (within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended) 50% or more of the total combined voting power of all classes of stock or other equity interests.
1.    Consideration; Effectiveness. This Agreement is made in consideration of the consummation of the transactions contemplated under that certain Agreement and Plan of Merger by and between the Company, including Renasant Bank, and Heritage Financial Group, Inc. and HeritageBank of the South (the “Legacy Companies”; the “Merger Agreement”), and the execution of that certain Assumption Agreement by and between Executive and the Company dated the date hereof (the “Assumption Agreement”), the sufficiency of which is hereby acknowledged by Executive. This Agreement is to be effective as of the consummation of the transactions contemplated under the Merger Agreement; if such transactions shall not be consummated as provided therein, this Agreement shall be void and of no effect.
2.    Confidential Information. Executive recognizes and acknowledges that during the term of his employment with the Company, he will have access to the Company’s Confidential Information and Trade Secrets (as defined below). Executive agrees that he will not at any time, either during the term of his employment with the Company, or at any time thereafter, make any independent use of, or disclose to any person or organization, any Confidential Information or Trade Secret, except: (a) as may be expressly authorized by the Chief Executive Officer of the Company; (b) in the ordinary course of Executive’s employment with the Company; (c) as may be required by law or legal process; or (d) to the extent any such information becomes generally known to the public, other than on account of a breach of this Agreement by Executive. As used herein:

a.    The term “Confidential Information” means, regardless of the form in which maintained, and whether or not a Trade Secret under applicable law, confidential, proprietary, non-public information concerning the Company, including the Legacy Companies, including, without limitation: (i) books, records and policies relating to operations, finance, accounting, personnel and management; (ii) information related to any business entered into by the Company; (iii) credit policies and practices, databases, customer and prospective customer lists, depositor and prospective depositor lists, and information obtained on competitors and tactics; (iv) various other non-public trade or business information, including business opportunities and expansion or acquisition strategies, marketing, business diversification plans, methods and processes; and (v) retail marketing and operating policies and practices, including without limitation, policies and practices concerning the identity, solicitation, acquisition, management, resale or cancellation of unsecured or secured credit card accounts, loan or lease accounts, other accounts relating to consumer products and services and depository arrangements.

b.    The term “Trade Secret” shall have the meaning ascribed to it in § 10-1-761 of the Official Code of Georgia Annotated.

3.    Non-Solicitation. Executive agrees that during the two-year period commencing on the date that Executive’s employment with the Company ceases for any reason (such date, the “Termination Date”; such period, the “Restricted Period”), he shall not, directly or indirectly, for his own benefit or on behalf of, or to the benefit of, another or to the Company’s detriment:

a.    Solicit, hire or offer to hire, or participate in the hiring of, any of the Company’s officers, employees or agents;

b.    Persuade, or attempt to persuade, in any manner any officer, employee or agent of the Company to interrupt or discontinue any business relationship with the Company; or

c.    Solicit or divert, or attempt to solicit or divert, any customer or depositor of the Company, including any prospective or potential customer or depositor of the Company with respect to which: (i) the Company has expended material efforts to solicit before the Termination Date, and (ii) Executive has participated in such solicitation or knows, or should know, of such solicitation.

4.    Non-Competition. The Executive agrees that during the Restricted Period he shall not, whether as an employee, officer, director, shareholder, owner, member, partner, joint venturer, independent contractor, consultant or in any other capacity, engage, directly or indirectly, in the Banking Business in the Restricted Area. For this purpose, the term “Banking Business” shall mean the management and/or operation of a retail bank or other financial institution, securities brokerage, or insurance agency or brokerage; the term “Restricted Area” shall mean within the 50-mile radius of any geographic location in which the Company has a substantial office or branch location on the Termination Date.

5.    Business Reputation. Executive agrees that during his employment with the Company and at all times thereafter, he shall refrain from making or publishing any adverse, untrue or misleading statement which has, or may reasonably be anticipated to have, the effect of demeaning the name or business reputation of the Company, except as may be required by law or legal process.

6.    Reformation. The parties agree that each of the covenants set forth herein is intended to constitute a separate restriction. Should any such covenant be declared invalid or unenforceable, such covenant shall be deemed severable from and shall not affect the remainder thereof. The parties further agree that each of the foregoing covenants is reasonable in both time and geographic scope. If and to the extent a court of competent jurisdiction or an arbitrator, as the case may be, determines that any of the covenants set forth herein are unreasonable or otherwise unenforceable, then it is the intention of the parties that such covenant shall be enforced to the fullest extent that such court or arbitrator deems reasonable and that this Agreement shall be deemed reformed to the extent necessary to permit such enforcement.

7.    Remedies. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, Executive agrees that the Company shall be entitled to obtain a temporary restraining order or a preliminary injunction, without the necessity of posting bond in connection therewith. Executive further agrees that upon the issuance of a temporary restraining order, the Company may, in its discretion, suspend any additional payments or benefits due to Executive or his dependents under the Assumption Agreement; provided that such payments shall be resumed when the Company reasonably determines that such breach or threatened breach has been corrected or cured (to the extent that such breach is susceptible of correction or cure).

The Company shall provide to Executive written notice of the events giving rise to Executive’s breach or threatened breach of the provisions of this Agreement, including a statement as to whether the Company reasonably believes that such breach or threatened breach is susceptible of cure, at least two business days before seeking a temporary restraining order hereunder. Thereafter, Executive may correct such breach or threatened breach to the reasonable satisfaction of the Company; provided that if Executive fails to correct such breach or threatened breach within such two-day period, nothing contained herein shall preclude or delay the Company’s ability to seek a temporary restraining order hereunder.
Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach or threatened breach, whether in law or equity.

8.    General:

a.    In addition to the Company’s equitable remedies provided under paragraph 7 hereof, which need not be exclusively resolved by arbitration, in the event that any legal dispute arises in connection with, relating to, or concerning this Agreement, or in the event of any claim for breach or violation of any provision of this Agreement, Executive agrees that such dispute or claim will be resolved by arbitration. Any such arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”). Any such dispute or claim will be presented to a single arbitrator selected by mutual agreement of the Executive and the Company (or the arbitrator will be selected in accordance with the rules of the AAA). All determinations of the arbitrator will be final and binding upon the Executive and the Company. Each party to the arbitration proceeding will bear its own costs in connection with such arbitration proceedings, and the costs and expenses of the arbitrator will be divided evenly between the parties. The venue for any arbitration proceeding and for any judicial proceeding related to this arbitration provision, including a judicial proceeding to enforce this provision, will be in Albany, Georgia.

b.    This Agreement constitutes the final and complete understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein. Executive acknowledges that this Agreement replaces in its entirety any prior agreements between Executive and the Company or the Legacy Companies concerning the subject matter of this Agreement.

c.    This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

d.    The validity of this Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Georgia applicable to contracts made to be performed wholly within such state, without regard to the choice of law provisions thereof.

e.    All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) sent by electronic mail to the addresses described below, provided that a copy is sent by a nationally recognized overnight delivery service (receipt requested), or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as follows:

If to Executive:        O. Leonard Dorminey
Most Recent Address on File with the Company

If to the Company:    Renasant Corporation
209 Troy Street
Tupelo, MS 38804
Attention: Chief Executive Officer
Email: rmcgraw@renasant.com

or to such other addresses as a party may designate by notice to the other party.

f.    This Agreement will inure to the benefit of, and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company, corporation or other entity that may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement will be binding upon Executive, his heirs, estate, legatees and legal representatives.

g.    Notwithstanding anything contained herein or in the Assumption Agreement to the contrary, the obligations of Executive hereunder, and the remedies and enforcement provided herein, shall remain operative and in full force and effect, regardless of the occurrence of Executive’s Termination Date or the expiration, termination or cancellation of the Assumption Agreement.

h.    The failure of the Company to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

i.    The language in all parts of this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party. In drafting this Agreement, Executive has been fully represented by counsel of Executive’s choosing, and the terms of this Agreement have been fully negotiated by the parties hereto. The parties agree that, in the event of any ambiguity, this Agreement should not be construed against the Company as a result of being drafted by counsel for the Company.

j.    This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Facsimile or “PDF” transmissions of any executed original document and/or retransmission of any executed facsimile or “PDF” transmission shall be deemed to be the same as the delivery of an executed original.

THIS BUSINESS PROTECTION AGREEMENT has been executed as provided below, to be effective as set forth herein.

EXECUTIVE:                        RENASANT CORPORATION:

/s/ Leonard Dorminey                     /s/ E. Robin McGraw
O. Leonard Dorminey                    Its: Chief Executive Officer
Date: June 26, 2015                    Date: June 26, 2015

Exhibit B                                                 Execution Document
Dorminey Assumption

RENASANT CORPORATION
NOTICE OF RESTRICTED STOCK AWARD

Name: O. Leonard Dorminey
Number of Shares Awarded: 35,000

The Board of Directors of Renasant Corporation (the “Board”; the “Company”) has awarded to you the number of shares of the Company’s common stock, $5.00 par value per share (“Common Stock”), designated above (your “Award”). Your Award is subject to the terms and conditions set forth in this Notice.

1.    Purpose and Effectiveness of Award. This Award is intended to induce your employment with the Company and to act as a retention incentive to remain employed with the Company. This Award shall be effective (the “Effective Date”) as of July 1, 2015, or the first date thereafter on which you first perform services for the Company or one of its subsidiaries or affiliates in accordance with the terms of that certain Assumption Agreement by and between you and Renasant Bank, first effective as of July 1, 2015, or as otherwise determined thereunder. If and to the extent you do not perform services for the Company or one of its subsidiaries or affiliates as contemplated herein, this Award shall be void and of no effect.

2.    Limitations and Restrictions. During the Service Period (as defined below), your Award cannot be sold, assigned, transferred, pledged, mortgaged, hypothecated, or otherwise disposed of, whether voluntarily, by operation of law or otherwise (the “Restrictions”). During such period, your Award will be maintained by the Company in book entry form, and you shall deliver to the Company stock powers endorsed in blank as a condition of your Award, attached hereto as Annex 1. As and when the Service Period is complete and the Restrictions lapse, the Company will settle your Award by transferring to you the applicable number of shares of Common Stock. Your Award may be settled in the form of certificated shares or by means of book entry, in the Company’s discretion.

For this purpose, the term “Service Period” refers to the period during which your Award is subject to the Restrictions. The Service Period begins on the Effective Date and remains in effect through December 31, 2018, as follows:

a.    The Restrictions shall lapse and the Service Period shall be deemed complete as to one-fourth of the shares awarded hereunder as of December 31, 2015 (the “Vesting Anniversary”), provided that you have remained continuously employed by the Company or a subsidiary or affiliate thereof and are then in good standing (the “Vesting Conditions”); and

b.    The Restrictions shall lapse and the Service Period shall be deemed complete as to an additional one-fourth of the shares awarded hereunder on each annual anniversary of the Vesting Anniversary thereafter, such that the Restrictions shall lapse and the Service Period shall be deemed complete for the final one-fourth of the shares as of December 31, 2018, provided that you are in compliance with the Vesting Conditions on each such Vesting Anniversary.

3.    Shareholder Rights. During the Service Period, you are entitled to the rights of a shareholder with respect to the number of shares of Common Stock subject to your Award, including the right to vote the shares and to receive cash dividends if, as and when declared by the Board.

4.    Termination of Employment:

a.    If your employment is involuntarily terminated for Cause before the Service Period is complete and the Restrictions lapse, your Award, to the extent then subject to the Restrictions, will be forfeited to and cancelled by the Company. For this purpose, the term “Cause” shall have the meaning ascribed to it in the employment agreement between you and the Company.

b.    If your employment is involuntarily terminated without Cause before the Service Period is complete, your Award will vest in its entirety, the Restrictions will lapse, and shares of Common Stock previously subject to the Restrictions will be immediately transferred to you.

c.    If your employment ends before the completion of the Service Period on account of your death or Disability, your Award will vest in its entirety, the Restrictions will lapse, and shares of Common Stock previously subject to the Restrictions will be immediately transferred to you (or upon your death, to your beneficiary, or if none, to your estate). For this purpose, the term “Disability” shall have the meaning ascribed to it in the Company’s 2010 Long-Term Incentive Compensation Plan, as the same may be amended, superseded or replaced from time to time (the “Incentive Plan”).

5.    Change in Control. If a Change in Control is consummated during the Service Period, your Award will vest, in its entirety, the Restrictions shall lapse, and shares of Common Stock will be transferred to you free of the Restrictions. For this purpose, the term “Change in Control” shall have the meaning ascribed to it in the Incentive Plan.

6.    Taxes. The fair market value of the number of shares of Common Stock with respect to which the Restrictions lapse, from time to time, will be treated as compensation, reported by the Company on IRS Form W-2, and will be subject to withholding for applicable income and employment taxes. Unless you otherwise provide, the Company will determine the amount of your withholding and satisfy this obligation by “netting” from your Award shares of Common Stock with a fair market value equal to your withholding obligation, which will be determined as the applicable supplemental wage rate and the highest applicable marginal state income tax rate.

7.    No Assignment. During the Service Period, your Award shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution. In the event of a purported assignment, transfer or division on account of the division of your community property or the dissolution of your marriage, the portion of your Award purportedly subject to such assignment, transfer or division will be forfeited and cancelled, without the requirement of notice or the payment of compensation.

8.    Additional Requirements. Common Stock issued hereunder has not be registered under the Securities Exchange Act of 1933, as amended. If shares of Common Stock acquired hereunder are certificated, such certificates may bear legends as the Company deems appropriate to comply with applicable Federal or state securities laws. Prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws.

9.    Amendment. The Board, in its discretion and without your consent, may amend or modify your Award, except that any amendment that materially diminishes your Award can be effective only with your prior written consent.

10.    No Continued Employment. Your Award is not a promise of your continued employment with the Company or any subsidiary or affiliate, for any term, nor does it otherwise modify your employment status.

11.    Governing Law. Your Award hereunder shall be governed by the laws of the State of Mississippi, without regard to the conflicts of law provisions thereof.

12.    Binding Effect. Your Award shall be binding upon and inure to the benefit of the Company, including its successors and assigns. The Company shall require any successor or assign to expressly assume such Award in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. To the extent expressly provided herein, your Award shall inure to the benefit of your beneficiaries and successors; your obligations hereunder shall further be binding upon such parties.

13.    Entire Agreement. This Award, including any additional documents necessary to effect the terms and conditions hereof, constitutes the entire understanding and agreement among the parties hereto, and there are no other agreements, understandings, restrictions, representations or warranties among the parties, other than those set forth herein.

14.    Administration. All matters of administration arising with respect to your Award shall be determined by the Compensation Committee of the Board, in its discretion, including the resolution of any ambiguity or the provision of any omitted term or condition. Any determination by the Board need not be uniform as among similarly situated officers and employees and shall be final and binding upon you and your representatives, heirs, beneficiaries and assigns.

15.    Dilution. Upon the consummation of a merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to your Award the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split or reverse stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to your Award shall be adjusted in proportion to the change in outstanding shares of Common Stock resulting from such reorganization, dividend or split.
16.    Compliance with Section 409A. This Award and the Common Stock issued hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) as stock rights or short-term deferrals and, accordingly, this Notice and Award shall be construed and administered to preserve such exemption (including with respect to the time of payment following a lapse of Restrictions applicable to the Award). To the extent that Section 409A is determined to apply to the Award (notwithstanding the preceding sentence), then this Notice shall be construed and administered to comply with Section 409A, including, if necessary, by delaying the payment of any shares of Common Stock payable upon your separation from service, if you are a “specified employee” (as defined in Section 409A) at such time, for a period of six months and one day after your separation from service.

RENASANT CORPORATION

/s/ E. Robin McGraw

E. Robinson McGraw, Chief Executive Officer
Attachments: Acknowledgement and Agreement
Annex 1

Exhibit B                                                Execution Document
Dorminey Assumption

RENASANT CORPORATION
RESTRICTED STOCK AWARD
ACKNOWLEDGMENT AND AGREEMENT

O. LEONARD DORMINEY

I understand that the settlement of my Award is subject to the terms and conditions described in the Notice and any limitations applicable under Federal or state securities laws. I understand that neither my Award, nor the shares of Common Stock underlying my Award, has been registered under the Securities Act of 1933, as amended, that shares of Common Stock issued hereunder are subject to limitations on sale, assignment, or other types of transfer or disposition, and that Common Stock issued to me may be legended to reflect such restrictions. I acknowledge that no officer of the Company or the Board shall be liable for any action or determination taken in good faith with respect to the Award.

/s/ Leonard Dorminey
O. Leonard Dorminey
Date: June 26, 2015

Deliver to:
Renasant Corporation
Attn: Sherry McCarty
209 Troy Street
Tupelo, MS 38804

Exhibit C                                                 Execution Document
Dorminey Assumption

RENASANT CORPORATION
CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made and entered into by and between O. Leonard Dorminey (“Executive”) and Renasant Corporation, a corporation organized and existing under the laws of the state of Mississippi (the “Company”), to be effective as of the date on which Executive shall first perform service for Renasant Bank under the terms of the Employment Agreement (as defined below).

1.    Definitions:

1.1    “Affiliate” means one or more subsidiaries or other entities with respect to which the Company owns (within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) 50% or more of the total combined voting power of all classes of stock or other equity interests.

1.2    “Base Compensation” means Executive’s annualized base salary determined as of the last day of the calendar year preceding the year in which a Change in Control is consummated.

1.3    “Board” means the Board of Directors of the Company.

1.4    “Change In Control” means and shall be deemed to occur upon the consummation of a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a.
A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a change in Equity Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

b.
A “Change in Effective Control” means that: (i) a person or group acquires (or has acquired during the immediately preceding 12-month period ending on the date of the most recent acquisition by such person or group), directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company; or (ii) a majority of the members of the Board of Directors of the Company is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

c.
A “Change in the Ownership of Assets” means that any person or group acquires (or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition) all or substantially all of the assets of the Company.

d.
A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company, and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

The Board shall promptly certify to Executive whether a Change in Control has occurred hereunder, which certification shall not be unreasonably withheld.

1.5    “Code” means the Internal Revenue Code of 1986, as amended.

1.6    “Employment Agreement” means that certain Executive Employment Agreement by and between Executive and Heritage Financial Group, Inc., dated as of December 10, 2014, as the same was assumed and amended by the Company, and Renasant Bank, an Affiliate of the Company, effective as of July 1, 2015, and as the same may be further amended from time to time.

1.7    “Good Reason” means that in connection with a Change in Control: (a) Executive’s Base Compensation is materially diminished; (b) Executive’s authority, duties or responsibilities are materially diminished from those performed by Executive prior to the Change in Control; or (c) there is a material change in the office or business location at which Executive is required to perform services, but in no event less than a change outside the 30-mile radius of the location to which he was assigned prior to the Change in Control. No event or condition described in this Section 1.7 shall constitute Good Reason unless: (x) Executive provides to the Company’s Chief Executive Officer notice of his objection to such event or condition not more 60 days after Executive first learns or should have learned of such event, which notice shall be delivered in writing; (y) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice; and (z) Executive resigns his employment with the Company and its Affiliates not more than 60 days following the expiration of the 30-day period described in subparagraph (y) hereof.

1.8    “Incentive Bonus” means the amount paid or payable to Executive under the Company’s Performance Based Rewards Plan or similar short term cash bonus arrangement.

1.9    “Termination of employment,” “separation from service,” and words of similar import used herein shall mean the later of the date on which: (a) Executive’s employment with the Company and its Affiliates ceases; or (b) the Company and such Executive reasonably anticipate that Executive will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, Executive may be deemed to incur a separation from service hereunder if he continues to provide services to the Company or an Affiliate, provided such services are not more than 20% of the average level of services performed, whether as an employee or independent contractor, during the immediately preceding 36-month period.

2.    Change in Control Benefits:

2.1    Separation From Service. If: (a) Executive’s employment is involuntarily terminated by the Company, without Cause (as defined in the Employment Agreement), or Executive terminates his employment with the Company for Good Reason, either occurring during the 24-month period following a Change in Control (Executive’s “Eligible Termination”); and (b) Executive timely executes and delivers to the Company a waiver and release in the form prescribed by the Company, then the Company shall pay or provide to Executive:

a.
Executive’s Incentive Bonus with respect to the Company’s completed fiscal year immediately preceding Executive’s Eligible Termination, to the extent such amount has not been paid as of the change; such amount shall be paid on the payment date generally applicable to such bonus.

b.
An additional amount equal to 200% of the aggregate of Executive’s (i) Base Compensation, and (ii) average Incentive Bonus paid with respect to the two whole calendar years preceding such change; the amount determined hereunder shall be paid in the form of a single-sum not more than 30 days following Executive’s Eligible Termination.

2.2    Limitation on Payments. If the aggregate present value of all payments and benefits due to Executive under this Agreement and any other payment or benefit due to Executive from the Company or an Affiliate or any successor thereto on account of a Change in Control (the “Aggregate Payments”) would be subject to the excise tax imposed by Code Section 4999, such payments or benefits shall be reduced by the minimum amount necessary to result in no portion of the Aggregate Payments, so reduced, being subject to such tax. The determination of whether a reduction is required hereunder shall be made by the Company’s independent public accounting firm and shall be binding upon the parties hereto.

2.3    Other Benefits and Payments. Amounts payable or provided under this Section 2 shall be in addition to any severance or similar post-termination benefits or payments to which Executive may become entitled under the terms of any employment agreement with respect to which Executive is a party or equity compensation granted or awarded to Executive, which benefits and payments shall be determined and administered in accordance with their respective terms.

3.    Miscellaneous:

3.1    Mitigation Not Required. As a condition of any payment hereunder, Executive shall not be required to mitigate the amount of such payment by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive under this Agreement.

3.2    Enforcement of Agreement. In the event that any legal dispute arises in connection with, relating to, or concerning this Agreement, or in the event of any claim for breach or violation of any provision of this Agreement, Executive agrees that such dispute or claim will be resolved by arbitration. Any such arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”). Any such dispute or claim will be presented to a single arbitrator selected by mutual agreement of the Executive and the Company (or the arbitrator will be selected in accordance with the rules of the AAA). All determinations of the arbitrator will be final and binding upon the Executive and the Company. Each party to the arbitration proceeding will bear its own costs in connection with such arbitration proceedings, except that unless otherwise paid by the Company in accordance with such section, the costs and expenses of the arbitrator will be divided evenly between the parties. The venue for any arbitration proceeding and for any judicial proceeding related to this arbitration provision (including a judicial proceeding to enforce this provision) will be in Albany, Georgia.

3.3    No Set-Off. There shall be no right of set‑off or counterclaim in respect of any claim, debt or obligation against any payment to Executive provided for in this Agreement.

3.4    Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.5    Entire Agreement. This Agreement constitutes the final and complete understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

3.6    Amendments. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

3.7    Choice of Law. The validity of this Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Mississippi applicable to contracts made to be performed wholly within such state, without regard to the choice of law provisions thereof.

3.8    Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by electronic mail, provided that a copy is sent by a nationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as follows:

If to Executive:        Most Recent Address
on File with the Company
If to the Company:    Renasant Corporation
209 Troy Street
Tupelo, MS 38804
Attention: Chief Executive Officer
Email: rmcgraw@renasant.com

or to such other addresses as a party may designate by notice to the other party.

3.9     Successors; Assignment. This Agreement is personal to Executive and shall not be assigned by him without the prior written consent of the Company. This Agreement will inure to the benefit of and be binding upon the Company, its Affiliates, successors and assigns, including, without limitation, any person, partnership, company, corporation or other entity that may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement will inure to the benefit of and be binding upon Executive, his heirs, estate, legatees and legal representatives. Any payment due to Executive shall be paid to his surviving spouse or estate after his death.

3.10    Severability. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not contained herein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

3.11    Withholding. As a condition of any payment hereunder the Company or an Affiliate shall withhold any federal, state or local taxes required to be withheld.

3.12    Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

3.13    Expiration and Termination. This Agreement shall be effective as of the Closing Date (as defined in the Employment Agreement ) and shall expire and be terminated as of the date on which the Employment Agreement expires or is terminated.

3.14    Code Section 409A. The parties intend that this Agreement shall be interpreted and construed in a manner consistent with the applicable provisions of Code Section 409A, including any regulations or other guidance promulgated thereunder. For purposes thereof: (a) each payment under this Agreement shall be treated as a separate payment; (b) the exclusions for short-term deferrals and payments on account of involuntary termination of employment shall be applied to the fullest extent applicable; (c) payments to be made upon a termination of employment that are deemed to constitute deferred compensation within the meaning of Code Section 409A shall be made upon Executive’s “separation from service” as determined thereunder; (d) any payment hereunder that may be made in one of two calendar years shall be made in the second such year; (e) any reference herein to the termination of Executive’s employment or to Executive’s Termination Date or words of similar import shall mean and be deemed to refer to the date of his “separation from service” within the meaning of Code Section 409A; and (f) payment of any amount required to be delayed on account of Executive’s status as a “specified employee” within the meaning of Code Section 409A shall be made when first permitted, without liability for interest or loss of investment opportunity thereon.

3.15    This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Facsimile or “PDF” transmissions of any executed original document and/or retransmission of any executed facsimile or “PDF” transmission shall be deemed to be the same as the delivery of an executed original.

THIS CHANGE IN CONTROL AGREEMENT has been executed as of the dates set forth below, to be effective as provided herein.

Renasant Corporation:                    Executive:

By: /s/ E. Robin McGraw                    /s/ Leonard Dorminey
Its: Chief Executive Officer                O. Leonard Dorminey
Date: June 26, 2015                    Date: June 26, 2015

PD.17847635.1